UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 29, 2004

America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(615) 373-3100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

     America Service Group Inc. (the “Company”) announced on September 24, 2004 that its Board of Directors had declared a three-for-two split of its common stock in the form of a 50 percent stock dividend payable on October 29, 2004, to shareholders of record on October 8, 2004. Shareholders will receive one additional share of America Service Group Inc. common stock for every two shares that they own as of the record date. Any fractional shares resulting from the split will be paid in cash based on the closing market price of the common stock on the record date. Exhibit 99.1 to this Report on Form 8-K presents the Company’s historical selected financial data giving consideration to the effect of the three-for-two stock split.

Item 9.01. Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits:

     99.1      Selected Financial Data

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: September 29, 2004	By:	/s/ Michael Taylor
Michael Taylor
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Selected Financial Data